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                                                                    EXHIBIT 99.1

     SUNGARD COMPLETES ACQUISITION OF INFINITY FINANCIAL TECHNOLOGY, INC.

January 2, 1998 5:31 PM EST

WAYNE, Pa., Jan. 2/PRNewswire/-- SunGard Data Systems Inc. (NYSE: SDS) announced today that it completed the previously announced acquisition of Infinity Financial Technology, Inc. (Nasdaq: INFN)

Infinity develops, markets and supports enterprise software solutions for financial trading and risk management. Infinity targets global organizations that manage complex financial assets and has about seventy installations, including some of the premier financial institutions worldwide. Infinity's suite of off-the-shelf applications, which run on Windows NT and UNIX operating systems, are based on the open Infinity Data Model and Fin++ Class Library.

SunGard's business is computer service and application software. SunGard is the only large specialized provider of proprietary investment support systems, is the pioneer and a leading provider of comprehensive computer disaster recovery services, and also provides proprietary healthcare information systems. Its common stock is reported on The New York Stock Exchange under the symbol SDS.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

Statements about SunGard's 1997 and 1998 outlook and all other statements in this release other than historical facts are forward-looking statements. Since these statements involve risks and uncertainties and are subject to change at any time, SunGard's actual results could differ materially from expected results. Such risks and uncertainties include risks that integration of the operations and products of the combining companies might not occur as anticipated in this or other acquisitions. SunGard derives most of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While SunGard believes that its assumptions are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, especially the timing and magnitude of software sales, the timing and scope of technological advances, the performance of recently acquired businesses, the prospects for future acquisitions, and the overall condition of the financial services industry. Actual results, including the level of earnings of both SunGard and Infinity may differ materially from historical results. These factors, as and when applicable, are discussed in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-K and the registration statement on Form S-4 related to the acquisition of Infinity, copies of which may be obtained from SunGard without charge, and in Infinity's most recent Form 10-K.

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829750. SOURCE SunGard Data Systems, Inc.

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